Exhibit 10.5
FORM OF
AMENDED AND RESTATED
ADVISORY AGREEMENT
     This AMENDED AND RESTATED ADVISORY AGREEMENT (this “Agreement”) is entered into on this the ___ day of ____________, 2010, by and between COLE CREDIT PROPERTY TRUST III, INC., a Maryland corporation (the “Company”), and COLE REIT ADVISORS III, LLC, a Delaware limited liability company (the “Advisor”).
W I T N E S S E T H
     WHEREAS, the Company and the Advisor are parties to that certain Advisory Agreement dated October 8, 2008 (the “Original Agreement”); and
     WHEREAS, the Company and the Advisor wish to amend and restate the Original Agreement;
     NOW, THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
ARTICLE I
DEFINITIONS
     The following defined terms used in this Agreement shall have the meanings specified below:
Acquisition Expenses. Any and all expenses incurred by the Company, the Advisor, or any Affiliate of either in connection with the selection, acquisition or development of any Asset, whether or not acquired, including, without limitation, legal fees and expenses, travel and communications expenses, costs of appraisals, nonrefundable option payments on property not acquired, accounting fees and expenses, and title insurance premiums.
Acquisition Fees. Any and all fees and commissions, exclusive of Acquisition Expenses but including the Acquisition and Advisory Fees, paid by any Person to any other Person (including any fees or commissions paid by or to any Affiliate of the Company or the Advisor) in connection with making or investing in Mortgages or the purchase, development or construction of an Asset, including, without limitation, real estate commissions, selection fees, Development Fees, Construction Fees, non-recurring management fees, loan fees, points or any other fees of a similar nature. Excluded shall be Development Fees and Construction Fees paid to any Person not affiliated with the Sponsor in connection with the actual development and construction of any Property.
Acquisition and Advisory Fees. The fees payable to the Advisor pursuant to Section 3.01(b) of this Agreement.
Advisor. Cole REIT Advisors III, LLC, a Delaware limited liability company, any successor advisor to the Company, or any Person to which Cole REIT Advisors III, LLC, or any successor advisor subcontracts all or substantially all of its functions.
Affiliate or Affiliated. As to any Person, (i) any Person directly or indirectly owning, controlling, or holding, with the power to vote, 10% or more of the outstanding voting securities of such Person; (ii) any Person 10% or more of whose outstanding voting securities are directly or indirectly owned, controlled, or held, with power to vote, by such other Person; (iii) any Person, directly or indirectly, controlling, controlled by, or under common control with such Person; (iv) any executive officer, director, trustee or general partner of such Person; and (v) any legal entity for which such Person acts as an executive officer, director, trustee or general partner.
Appraised Value. Value according to an appraisal made by an Independent Appraiser.
Articles of Incorporation. The Articles of Incorporation of the Company filed with the Maryland State Department of Assessments and Taxation in accordance with the Maryland General Corporation Law, as amended from time to time.
Assets. Properties, Mortgages and other direct or indirect investments in equity interests in, or loans secured by, Real Property (other than investments in bank accounts, money market funds or other current assets, whether of the proceeds from an Offering or the sale of an Asset or otherwise) owned by the Company, directly or indirectly through one or more of its Affiliates.
Asset Management Fee. The fee payable to the Advisor for day-to-day professional management services in connection with the Company and its investments in Assets pursuant to this Agreement.
Average Invested Assets. For a specified period, the average of the aggregate book value of the Assets, before deducting depreciation, amortization, bad debts or other similar non-cash reserves, computed by taking the average of such values at the end of each month during such period; provided, however, that after the Board is determining on a regular basis an estimated per share value of the Shares, “Average Invested Assets” will be based upon the aggregate valuation of the Assets as reasonably established by the Board.
Board. The Board of Directors of the Company.
Bylaws. The bylaws of the Company, as the same are in effect as amended from time to time.
Change of Control. Any event (including, without limitation, issue, transfer or other disposition of Shares of capital stock of the Company or equity interests in the Partnership, merger, share exchange or consolidation) after which any “person” (as that term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) is or becomes the “beneficial owner” (as defined in Rule 13d-j of the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company or the Partnership representing greater than 50% or more of the combined voting power of the Company’s or the Partnership’s then outstanding securities, respectively; provided, that, a Change of Control shall not be deemed to occur as a result of any widely distributed public offering of the Shares.
Code. Internal Revenue Code of 1986, as amended from time to time, or any successor statute thereto. Reference to any provision of the Code shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.
Company. Cole Credit Property Trust III, Inc., a corporation organized under the laws of the State of Maryland.
Competitive Real Estate Commission. A real estate or brokerage commission paid or, if no such commission is paid, the amount that customarily would be paid, for the purchase or sale of a Property which is reasonable, customary, and competitive in light of the size, type and location of the Property.

Construction Fee. A fee or other remuneration for acting as general contractor and/or construction manager to construct improvements, supervise and coordinate projects or to provide major repairs or rehabilitations on a Property.
Contract Purchase Price. The amount actually paid or allocated in respect of the purchase, development, construction or improvement of an Asset, or the amount of funds advanced with respect to a Mortgage, exclusive of Acquisition Fees and Acquisition Expenses.
Contract Sales Price. The total consideration provided for in the sales contract for the sale of a Property.
Dealer Manager. Cole Capital Corporation, an Affiliate of the Advisor, or such Person selected by the Board to act as the dealer manager for an Offering.
Development Fee. A fee for the packaging of a Property or Mortgage, including the negotiation and approval of plans, and any assistance in obtaining zoning and necessary variances and financing for a specific Property, either initially or at a later date.
Director. A member of the Board of Directors.
Distributions. Any dividends or other distributions of money or other property by the Company to owners of Shares, including distributions that may constitute a return of capital for federal income tax purposes.
Financing Coordination Fee. The fees payable to the Advisor pursuant to Section 3.01(g) of this Agreement.
Gross Proceeds. The aggregate purchase price of all Shares sold for the account of the Company through an Offering, without deduction for Selling Commissions, volume discounts, dealer manager fees, or Organization and Offering Expenses. For the purpose of computing Gross Proceeds, the purchase price of any Share for which reduced Selling Commissions or dealer manager fees are paid to the Dealer Manager or a Soliciting Dealer (where net proceeds to the Company are not reduced) shall be deemed to be the full amount of the Offering price per Share pursuant to the Prospectus for such Offering without reduction.
Independent Appraiser. A Person with no material current or prior business or personal relationship with the Advisor or the Directors and who is a qualified appraiser of Real Property of the type held by the Company or of other Assets as determined by the Board. Membership in a nationally recognized appraisal society such as the American Institute of Real Estate Appraisers or the Society of Real Estate Appraisers shall be conclusive evidence of such qualification as to Real Property.
Independent Director. A Director who is not; on the date of determination and within the last two years from the date of determination has not been, directly or indirectly associated with the Sponsor or the Advisor by virtue of (i) ownership of an interest in the Sponsor, the Advisor or any of their Affiliates, other than the Company, (ii) employment by the Sponsor, the Advisor or any of their Affiliates, (iii) service as an officer or director of the Sponsor, the Advisor or any of their Affiliates, other than as a Director of the Company or as a director of any other real estate investment trust organized by the Sponsor or advised by the Advisor, (iv) performance of services, other than as a Director, for the Company, (v) service as a director or trustee of more than three real estate investment trusts organized by the Sponsor or advised by the Advisor or (vi) maintenance of a material business or professional relationship with the Sponsor, the Advisor or any of their Affiliates. A business or professional relationship is considered “material” per se if the aggregate gross revenue derived by the Director from the Sponsor, the Advisor and their Affiliates exceeds 5.0% of either the Director’s annual gross revenue during either of the last two years or the Director’s net worth on a fair market value basis. An indirect association with the Sponsor or the Advisor shall include circumstances in which a Director’s spouse, parent, child, sibling, mother- or father-in-law, son- or daughter-in-law, or brother- or sister-in-law is or has been associated with the Sponsor, the Advisor, any of their Affiliates or the Company.
Invested Capital. The amount calculated by multiplying the total number of Shares purchased by Stockholders by the issue price at the time of such purchase, reduced by the portion of any Distribution that is attributable to Net Sales Proceeds and by any amounts paid by the Company to repurchase Shares pursuant to the Company’s plan for repurchase of Shares.
Joint Ventures. The joint venture or partnership arrangements in which the Company or the Partnership is a co-venturer or general partner which are established to acquire or hold Assets.
Listing or Listed. The approval of the Company’s application to list the Shares by a national securities exchange and the commencement of trading in the Shares on the respective national securities exchange. Upon such Listing, the Shares shall be deemed Listed.
Market Value. Upon Listing, the market value of the outstanding Shares, measured by taking the average closing price for a single Share over a period of 30 consecutive trading days, with such period beginning 180 days after Listing, multiplying that number by the number of Shares outstanding on the date of measurement.
Mortgages. In connection with mortgage financing provided, invested in or purchased by the Company, all of the notes, deeds of trust, security interests or other evidences of indebtedness or obligations, which are secured or collateralized by Real Property owned by the borrowers under such notes, deeds of trust, security interests or other evidences of indebtedness or obligations.
NASAA Guidelines. The Statement of Policy Regarding Real Estate Investment Trusts published by the North American Securities Administrators Association, Inc. on May 7, 2007, and in effect on the date hereof.
Net Income. For any period, the Company’s total revenues applicable to such period, less the total expenses applicable to such period other than additions to reserves for depreciation, bad debts or other similar non-cash reserves and excluding any gain from the sale of the Assets. If the Advisor is paid a Subordinated Incentive Listing Fee, “Net Income” for purposes of calculating Total Operating Expenses, shall exclude the gain from the Sale of any Assets.
Net Sales Proceeds. In the case of a transaction described in clause (A) of the definition of Sale, the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company, including all real estate commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (B) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in clause (C) of such definition, Net Sales Proceeds means the proceeds of any such transaction actually distributed to the Company from the Joint Venture less the amount of any selling expenses, including legal fees and expenses incurred by or on behalf of the Company (other than those paid by the Joint Venture). In the case of a transaction or series of transactions described in clause (D) of the definition of Sale, Net Sales Proceeds means the proceeds of any such transaction (including the aggregate of all payments under a Mortgage or in satisfaction thereof other than regularly scheduled interest payments) less the amount of selling expenses incurred by or on behalf of the Company, including all commissions, closing costs and legal fees and expenses. In the case of a transaction described in clause (E) of such definition, Net Sales Proceeds means the proceeds of any such transaction less the amount of selling expenses incurred by or on behalf of the Company, including any legal fees and expenses and other selling expenses incurred in connection with such transaction. In the case of a transaction described in the last sentence of the definition of Sale, Net Sales Proceeds means the proceeds of such transaction or series of transactions less all amounts generated thereby which are reinvested in one or more Assets within 180 days thereafter and less the amount of any real estate commissions, closing costs, and legal fees and expenses and other selling expenses incurred by or allocated to the Company in connection with such transaction or series of transactions. Net Sales Proceeds shall also include any consideration (including non-cash consideration such as stock, notes, or other property or securities) that the Company determines, in its discretion, to be economically equivalent to proceeds of a Sale, valued in the reasonable determination of the Company. Net Sales Proceeds shall not include any reserves established by the Company in its sole discretion.
Offering. Any public offering and sale of Shares pursuant to an effective registration statement filed under the Securities Act, other than a public offering of Shares under a distribution reinvestment plan and Shares offered under any employee benefit plan.
Operating Expenses. All costs and expenses paid or incurred by the Company, as determined under generally accepted accounting principles, which are in any way related to the operation of the Company or to Company business, including the Asset Management Fee, but excluding (i) the expenses of raising capital such as Organization and Offering Expenses, legal, audit, accounting, underwriting, brokerage, listing, registration, and other fees, printing and other such expenses and tax incurred in connection with the issuance, distribution, transfer, registration and Listing of the Shares, (ii) interest payments, (iii) taxes, (iv) non-cash expenditures such as depreciation, amortization and bad debt reserves, (v) the Subordinated Share of Net Sales Proceeds, (vi) the Performance Fee, (vii) the Subordinated Incentive Listing Fee, (viii) Acquisition Fees and Acquisition Expenses, (ix) real estate commissions on the Sale of Property, and (x) other fees and expenses connected with the acquisition, disposition, management and ownership of real estate interests, mortgage loans or other property (including the costs of foreclosure, insurance premiums, legal services, maintenance, repair and improvement of property).
Organization and Offering Expenses. All expenses incurred by, and to be paid from, the assets of the Company in connection with and in preparing the Company for registration of and subsequently offering and distributing its Shares to the public, which may include, but are not limited to, total underwriting and brokerage discounts and commissions (including fees of the underwriters’ attorneys); expenses for printing, engraving and mailing; salaries of employees while engaged in sales activities; charges of transfer agents, registrars, trustees, escrow holders, depositaries and experts; and expenses of qualification of the sale of the securities under federal and state laws, including taxes and fees; and accountants’ and attorneys’ fees.
Partnership. Cole REIT III Operating Partnership, LP, a Delaware limited partnership, through which the Company may own Assets.
Performance Fee. The fee payable to the Advisor upon termination of this Agreement under certain circumstances if certain performance standards have been met pursuant to Section 4.03(b) or (c) of this Agreement.
Person. An individual, corporation, business trust, estate, trust, partnership, limited liability company or other legal entity.

Property or Properties. As the context requires, any, or all, respectively, of the Real Property acquired by the Company, either directly or indirectly (whether through joint venture arrangements or other partnership or investment interests).
Prospectus. Prospectus has the meaning set forth in Section 2(10) of the Securities Act, including a preliminary prospectus, an offering circular as described in Rule 253 of the General Rules and Regulations under the Securities Act or, in the case of an intrastate offering, any document by whatever name known, utilized for the purpose of offering and selling securities of the Company to the public.
Real Estate Commission. The fee payable to the Advisor for services provided in connection with the Sale of one or more Properties pursuant to Section 3.01(c).
Real Property. Land, rights in land (including leasehold interests), and any buildings, structures, improvements, furnishings, fixtures and equipment located on or used in connection with land and rights or interests in land.
REIT. A corporation, trust, association or other legal entity (other than a real estate syndication) that is engaged primarily in investing in equity interests in real estate (including fee ownership and leasehold interests) or in loans secured by real estate or both in accordance with Sections 856 through 860 of the Code.
Sale or Sales. Any transaction or series of transactions whereby: (A) the Company or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including the lease of any Property consisting of a building only, and including any event with respect to any Property which gives rise to a significant amount of insurance proceeds or condemnation awards; (B) the Company or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of all or substantially all of the interest of the Company or the Partnership in any Joint Venture in which it is a co-venturer or partner; (C) any Joint Venture directly or indirectly (except as described in other subsections of this definition) in which the Company or the Partnership as a co-venturer or partner sells, grants, transfers, conveys, or relinquishes its ownership of any Property or portion thereof, including any event with respect to any Property which gives rise to insurance claims or condemnation awards; (D) the Company or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, conveys or relinquishes its interest in any Mortgage or portion thereof (including with respect to any Mortgage, all repayments thereunder or in satisfaction thereof other than regularly scheduled interest payments) and any event with respect to a Mortgage which gives rise to a significant amount of insurance proceeds or similar awards; or (E) the Company or the Partnership directly or indirectly (except as described in other subsections of this definition) sells, grants, transfers, conveys, or relinquishes its ownership of any other Asset not previously described in this definition or any portion thereof. Notwithstanding the foregoing, “Sale” or “Sales” shall not include any transaction or series of transactions specified in clause (A) through (E) above in which the proceeds of such transaction or series of transactions are reinvested in one or more Assets within 180 days thereafter.
Securities Act. The Securities Act of 1933, as amended from time to time, or any successor statute thereto. Reference to any provision of the Securities Act shall mean such provision as in effect from time to time, as the same may be amended, and any successor provision thereto, as interpreted by any applicable regulations as in effect from time to time.

Selling Commissions. Any and all commissions payable to underwriters, dealer managers or other broker-dealers in connection with the sale of the Shares, including, without limitation, commissions payable to Cole Capital Corporation.
Shares. Any Shares of the Company’s common stock, par value $.01 per share.
Soliciting Dealers. Broker-dealers who are members of the Financial Industry Regulatory Authority, Inc., or that are exempt from broker-dealer registration, and who, in either case, have executed participating broker or other agreements with the Dealer Manager to sell Shares.
Sponsor. Cole Holdings Corporation.
Stockholders. The record holders of the Shares as maintained in the books and records of the Company or its transfer agent.
Stockholders’ 8.0% Return. As of any date, an aggregate amount equal to an 8.0% cumulative, noncompounded, annual return on Invested Capital.
Subordinated Incentive Listing Fee. The fee payable to the Advisor under certain circumstances if the Shares are Listed pursuant to Section 3.01(e).
Subordinated Share of Net Sales Proceeds. The fee payable to the Advisor under certain circumstances following receipt of Net Sales Proceeds pursuant to Section 3.01(d).
Termination Date. The date of termination of this Agreement.
2%/25% Guidelines. The requirement pursuant to the NASAA Guidelines that, in any four consecutive fiscal quarters, total Operating Expenses not exceed the greater of 2% of Average Invested Assets during such period or 25% of Net Income over the same period.
ARTICLE II
THE ADVISOR
2.01 Appointment. The Company hereby appoints the Advisor to serve as its advisor on the terms and conditions set forth in this Agreement, and the Advisor hereby accepts such appointment. By accepting such appointment, the Advisor acknowledges that it has contractual and fiduciary responsibility to the Company and the Stockholders.
2.02 Duties of the Advisor. Subject to Section 2.07, the Advisor undertakes to use its commercially reasonable best efforts to present to the Company potential investment opportunities consistent with the investment objectives and policies of the Company as determined and adopted from time to time by the Board. In performance of this undertaking, subject to the supervision of the Board and consistent with the provisions of the Company’s most recent Prospectus for Shares, Articles of Incorporation and Bylaws, the Advisor shall, either directly or by engaging a duly qualified and licensed Affiliate of the Advisor or other duly qualified and licensed Person:
     (a) serve as the Company’s investment and financial advisor and provide research and economic and statistical data in connection with the Assets and the Company’s investment policies;

     (b) provide the daily management of the Company and perform and supervise the various administrative functions reasonably necessary for the management and operations of the Company;
     (c) maintain and preserve the books and records of the Company, including stock books and records reflecting a record of the Stockholders and their ownership of the Company’s Shares;
     (d) investigate, select, and, on behalf of the Company, engage and conduct business with such Persons as the Advisor deems necessary to the proper performance of its obligations hereunder, including but not limited to consultants, accountants, correspondents, lenders, technical advisors, attorneys, brokers, underwriters, corporate fiduciaries, escrow agents, depositaries, custodians, agents for collection, insurers, insurance agents, banks, builders, developers, property owners, mortgagors, property management companies, transfer agents and any and all agents for any of the foregoing, including Affiliates of the Advisor, and Persons acting in any other capacity deemed by the Advisor necessary or desirable for the performance of any of the foregoing services, including but not limited to entering into contracts in the name of the Company with any of the foregoing;
     (e) consult with, and provide information to, the officers and the Board and assist the Board in the formulation and implementation of the Company’s financial policies, and, as necessary, furnish the Board with advice and recommendations with respect to the making of investments consistent with the investment objectives and policies of the Company and in connection with any borrowings proposed to be undertaken by the Company;
     (f) subject to the provisions of Sections 2.02(i) and 2.03 hereof, (i) locate, analyze and select potential investments in Assets, (ii) structure and negotiate the terms and conditions of transactions pursuant to which investment in Assets will be made; (iii) make investments in Assets on behalf of the Company or the Partnership in compliance with the investment objectives and policies of the Company; (iv) arrange, structure and negotiate financing and refinancing and make other changes in the asset or capital structure of, and dispose of, reinvest the proceeds from the sale of, or otherwise deal with the investments in, Assets; (v) enter into leases of Property and service contracts for Assets; and (vi) review and analyze each Property’s operating and capital budget; and, to the extent necessary, perform all other operational functions for the maintenance and administration of such Assets, including the servicing of Mortgages;
     (g) provide the Board with periodic reports regarding prospective investments in Assets;
     (h) if a transaction requires approval by the Board, deliver to the Board all documents required by them to properly evaluate the proposed transaction;
     (i) obtain the prior approval of the Board (including a majority of all Independent Directors) for any and all investments in Assets;
     (j) obtain the prior approval of a majority of the Independent Directors and a majority of the Board not otherwise interested in any transaction with the Advisor or its Affiliates;
     (k) negotiate on behalf of the Company with banks or lenders for loans to be made to the Company, negotiate on behalf of the Company with investment banking firms and broker-dealers, and negotiate private sales of Shares and other securities of the Company or obtain loans for the Company, as and when appropriate, but in no event in such a way so that the Advisor shall be acting as broker-dealer or underwriter; and provided, further, that any fees and costs payable to third parties incurred by the Advisor in connection with the foregoing shall be the responsibility of the Company;

     (l) obtain reports (which may be prepared by or for the Advisor or its Affiliates), where appropriate, concerning the value of investments or contemplated investments of the Company in Assets;
     (m) from time to time, or at any time reasonably requested by the Board, make reports to the Board of its performance of services to the Company under this Agreement;
     (n) provide the Company with, or assist the Company in arranging for, all necessary cash management services;
     (o) deliver to or maintain on behalf of the Company copies of all appraisals obtained in connection with the investments in Assets;
     (p) upon request of the Company, act, or obtain the services of others to act, as attorney-in-fact or agent of the Company in making, requiring and disposing of Assets, disbursing, and collecting the funds, paying the debts and fulfilling the obligations of the Company and handling, prosecuting and settling any claims of the Company, including foreclosing and otherwise enforcing mortgage and other liens and security interests comprising any of the Assets;
     (q) arrange for the disposal of Properties on the Company’s behalf in compliance with the Company’s investment objectives and policies as stated in the Company’s most recent Prospectus for Shares and advise the Board in connection with an exit strategy;
     (r) supervise the preparation and filing and distribution of returns and reports to governmental agencies and to Stockholders and other investors and act on behalf of the Company in connection with investor relations;
     (s) provide office space, equipment and personnel as required for the performance of the foregoing services as Advisor;
     (t) assist the Company in preparing all reports and returns required by the Securities and Exchange Commission, Internal Revenue Service and other state or federal governmental agencies; and
     (u) do all things necessary to assure its ability to render the services described in this Agreement.
2.03 Authority of Advisor. Pursuant to the terms of this Agreement Including the duties set forth in Section 2.02 and the restrictions included in this Section 2.03 and in Section 2.06), and subject to the continuing and exclusive authority of the Board over the management of the Company, the Board hereby delegates to the Advisor the authority to (i) locate, analyze and select investment opportunities for the Company and the Partnership, (ii) structure the terms and conditions of transactions pursuant to which investments will be made or acquired for the Company or the Partnership, (iii) acquire Properties, make and acquire Mortgages and other loans and invest in other Assets in compliance with the investment objectives and policies of the Company, (iv) arrange for financing and refinancing of Assets, (v) enter into leases for the Properties and service contracts for the Assets with duly qualified and licensed non-affiliated and Affiliated Persons, including oversight of non-affiliated and Affiliated Persons that perform property management, acquisition, advisory, disposition or other services for the Company, and (vi) arrange for, or provide, accounting and other record-keeping functions at the Asset level.
     The Board may, at any time upon the giving of notice to the Advisor, modify or revoke the authority set forth in this Section 2.03, provided however, that such modification or revocation shall be effective upon receipt by the Advisor or such later date as is specified by the Board and included in the notice provided to the Company and such modification or revocation shall not be applicable to investment transactions to which the Advisor has committed the Company prior to the date of receipt by the Advisor of such notification, or, if later, the effective date of such modification or revocation specified by the Board.
2.04 Bank Accounts. The Advisor may establish and maintain one or more bank accounts in the name of the Company and may collect and deposit into any such account or accounts, and disburse from any such account or accounts, any money on behalf of the Company, under such terms and conditions as the Board may approve, provided that no funds of the Company or the Partnership shall be commingled with the funds of the Advisor; and the Advisor shall from time to time, upon request by the Board, its Audit Committee or the auditors of the Company, render appropriate accountings of such collections and payments to the Board, its Audit Committee and the auditors of the Company.
2.05 Records; Access. The Advisor shall maintain appropriate records of all its activities hereunder and make such records available for inspection by the Board and by counsel, auditors and authorized agents of the Company, at any time or from time to time, upon reasonable request, during normal business hours. The Advisor shall at all reasonable times have access to the books and records of the Company.
2.06 Limitations on Activities. Anything else in this Agreement to the contrary notwithstanding, the Advisor shall refrain from taking any action which, in its sole judgment made in good faith, would (a) adversely affect the status of the Company as a REIT, (b) subject the Company to regulation under the Investment Company Act of 1940, as amended, (c) violate any law, rule, regulation or statement of policy of any governmental body or agency having jurisdiction over the Company, the Shares or its other securities, or (d) not be permitted by the Articles of Incorporation or Bylaws, except if such action shall be ordered by the Board, in which case the Advisor shall notify promptly the Board of the Advisor’s judgment of the potential impact of such action and shall refrain from taking such action until it receives further clarification or instructions from the Board. In such event the Advisor shall have no liability for acting in accordance with the specific instructions of the Board so given. Notwithstanding the foregoing, the Advisor, its directors, officers, employees and stockholders, and the directors, officers, employees and stockholders of the Advisor’s Affiliates shall not be liable to the Company or to the Board or Stockholders for any act or omission by the Advisor, its directors, officers, employees or stockholders, or for any act or omission of any Affiliate of the Advisor, its directors, officers, employees or stockholders, except as provided in Section 5.02 of this Agreement.
2.07 Other Activities of the Advisor. Nothing herein contained shall prevent the Advisor or its Affiliates from engaging in other activities, including, without limitation, the rendering of advice to other Persons (including other REITs) and the management of other programs advised, sponsored or organized by the Advisor or its Affiliates; nor shall this Agreement limit or restrict the right of any director, officer, employee, or stockholder of the Advisor or its Affiliates to engage in any other business or to render services of any kind to any other Person. The Advisor may, with respect to any investment in which the Company is a participant, also render advice and service to each and every other participant therein. The Advisor shall report to the Board the existence of any condition or circumstance, existing or anticipated, of which it has knowledge, which creates or could create a conflict of interest between the Advisor’s obligations to the Company and its obligations to or its interest in any other Person. The Advisor or its Affiliates shall promptly disclose to the Board knowledge of such condition or circumstance. The Advisor shall inform the Board at least quarterly of the investment opportunities that were offered to other programs sponsored by the Sponsor, Advisor or any Director or their Affiliates with similar investment objectives as the Company’s. If the Sponsor, Advisor, any Director or Affiliates thereof have sponsored other investment programs with similar investment objectives which have investment funds available at the same time as the Company, it shall be the duty of the Board (including the Independent Directors) to adopt the method set forth in the Company’s most recent Prospectus for its Shares or another reasonable method by which investments are to be allocated to the competing investment entities and to use their best efforts to apply such method fairly to the Company.
ARTICLE III
COMPENSATION
3.01 Fees.
     (a) Asset Management Fee. On the last day of each month, the Company shall pay to the Advisor a monthly Asset Management Fee equal to 0.0417%, which is one twelfth of 0.50%, of the Average Invested Assets, plus costs and expenses incurred by the Advisor in providing asset management services.
     (b) Acquisition and Advisory Fees. The Company shall pay the Advisor, or an Affiliate of the Advisor, a fee in the amount of 2.0% of the Contract Purchase Price of each Asset as Acquisition and Advisory Fees. The total of all Acquisition Fees and any Acquisition Expenses shall be limited in accordance with the Articles of Incorporation. Acquisition and Advisory Fees shall be paid as follows: (1) for real property (including properties where development/redevelopment is expected), at the time of acquisition, (2) for development/redevelopment projects (other than the initial acquisition of the real property), at the time a final budget is approved, and (3) for loans and similar assets (including without limitation mezzanine loans), quarterly based on the value of loans made or acquired. In the case of a development/redevelopment project subject to clause (2) above, upon completion of the development/redevelopment project, the Advisor shall determine the actual amounts paid. To the extent the amounts actually paid vary from the budgeted amounts on which the Acquisition and Advisory Fee was initially based, the Advisor will pay or invoice the Company for 2.0% of the budget variance such that the Acquisition and Advisory Fee is ultimately 2.0% of amounts expended on such development/redevelopment project. Any portion of the Acquisition and Advisory Fee may be deferred and paid in a subsequent year upon the mutual agreement of the parties hereto.
     (c) Real Estate Commission. If the Advisor or an Affiliate of the Advisor provides a substantial amount of the services (as determined by a majority of the Independent Directors) in connection with the Sale of one or more Properties, the Advisor or such Affiliate shall receive a Real Estate Commission up to one-half of the brokerage commission paid, but in no event an amount to exceed 3% of the Contact Sales Price of such Property or Properties; provided, however, that no Real Estate Commissions shall be payable to the Advisor for the Sale of Properties if such Sale involves the Company selling all or substantially all of its Properties in one or more transactions designed to effectuate a business combination transaction (as opposed to a Company liquidation, in which case the Real Estate Commissions would be payable if the Advisor or an Affiliate of the Advisor provides a substantial amount of services as provided above). The Real Estate Commission may be paid in addition to real estate commissions paid to non-Affiliates, provided that the total real estate commissions paid to all Persons by the Company (including the Real Estate Commission) shall not exceed an amount equal to the lesser of (i) the Competitive Real Estate Commission or (ii) 6.0% of the Contract Sales Price of a Property.
     (d) Subordinated Share of Net Sales Proceeds. The Subordinated Share of Net Sales Proceeds shall be payable to the Advisor in an amount equal to 15.0% of Net Sales Proceeds remaining after the Stockholders have received Distributions equal to the sum of the Stockholders’ 8.0% Return and 100% of Invested Capital. The Company shall have the option to pay such fee in the form of cash, Shares, a promissory note, or any combination of the foregoing. In no event will the Company pay a Subordinated Share of Net Sales Proceeds, including any interest payable in connection with any promissory note issued by the Company in payment of the Subordinated Share of Net Sales Proceeds, in excess of the amount that would be presumptively reasonable under Section 9.7 of the Articles of Incorporation.
     (e) Subordinated Incentive Listing Fee. Upon Listing, the Advisor shall be entitled to the Subordinated Incentive Listing Fee in an amount equal to 15.0% of the amount by which (i) the Market Value of the Company’s outstanding Shares plus distributions paid by the Company prior to Listing, exceeds (ii) the sum of (A) 100% of Invested Capital and (B) the total Distributions required to be paid to the Stockholders in order to pay the Stockholders’ 8.0% Return from inception through the date that Market Value is determined. The Company shall have the option to pay such fee in the form of cash, Shares, a promissory note, or any combination of the foregoing. If the Company pays such fee with a promissory note, payment in full shall be made from the Net Sales Proceeds of the first Sale completed by the Company after Listing, and interest will accrue at a rate deemed fair and reasonable by the Board from and after the date of Listing. If the Net Sales Proceeds from the first Sale after Listing are insufficient to pay the promissory note in full, including accrued interest, then the promissory note shall be paid in part with such Net Sales Proceeds, and in part from the Net Sales Proceeds from the next successive Sales until the amount owing pursuant to such promissory note is paid in full. If the promissory note has not been paid in full within five years from the date of Listing, then the Advisor, or its successors or assigns, may elect to convert the unpaid balance, including accrued but unpaid interest, into Shares at a price per Share equal to the average closing price of the Shares over the ten trading days immediately preceding the date of such election. If the Shares are no longer Listed at such time as the promissory note becomes convertible into Shares as provided by this paragraph, then the price per Share, for purposes of conversion, shall equal the fair market value for the Shares as determined by the Board based upon the Appraised Value of the Assets as of the date of election.
     (f) Changes to Fee Structure. In the event of Listing, the Company and the Advisor shall negotiate in good faith to establish a fee structure appropriate for a perpetual-life entity.
     (g) Financing Coordination Fee. In the event of the origination or refinancing of any debt financing obtained by the Company, including the assumption (directly or indirectly) of existing debt, that is used to acquire properties, to make other permitted investments or is assumed (directly or indirectly) in connection with the acquisition of properties, and if the Advisor provides a substantial amount of services, as determined by the Independent Directors in connection therewith, the Company will pay to the Advisor a Financing Coordination Fee equal to 1% of the amount available to the Company and/or outstanding under such financing; provided, however, that the Advisor shall not be entitled to a Financing Coordination Fee in connection with the refinancing of any loan secured by any particular property that was previously subject to a refinancing in which the Advisor received a Financing Coordination Fee. Financing Coordination Fees payable from loan proceeds from permanent financing will be paid to the Advisor as the Company acquires such permanent financing, however, no Financing Coordination Fees will be paid from loan proceeds from any line of credit unless all net offering proceeds received as of the date proceeds from the line of credit are drawn for the purpose of acquiring Properties or other permitted investments (other than reasonable working capital reserves) have been invested by the Company. In addition, with respect to any revolving line of credit, our Advisor will receive a Financing Coordination Fee only in connection with amounts being drawn for the first time and not upon any re-drawing of amounts that previously were repaid by us.

     (h) Development Fee. If the Advisor or an Affiliate of the Advisor provides development/ redevelopment related services, the Company shall pay the Advisor or the Affiliate of the Advisor, as the case may be, a Development Fee that is usual and customary for comparable services rendered for similar projects in the geographic market where services are provided; provided, however, that the Company shall not pay a Development Fee to the Advisor or an Affiliate of the Advisor if the Advisor elects to receive an Acquisition and Advisory Fee in connection with the respective development/redevelopment project.
3.02 Expenses.
     (a) In addition to the compensation paid to the Advisor pursuant to Section 3.01 hereof, the Company shall pay directly or reimburse the Advisor, as applicable, for all of the expenses paid or incurred by the Advisor in connection with the services it provides to the Company pursuant to this Agreement, including, but not limited to:
(i) Organization and Offering Expenses; provided, however, that within 60 days after the end of the month in which an Offering terminates, the Advisor shall reimburse the Company for any Organization and Offering Expenses reimbursed by the Company to the Advisor to the extent that such reimbursements exceed 1.5% of the Gross Proceeds raised in the completed Offering. The Advisor shall be responsible for the payment of Organization and Offering Expenses in excess of 1.5% of the Gross Proceeds;
(ii) Acquisition Expenses incurred in connection with the selection and acquisition of Assets in an amount estimated to be up to 0.5% of the Contract Purchase Price;
(iii) the actual cost of goods, services and materials used by the Company and obtained from Persons not affiliated with the Advisor, other than Acquisition Expenses, including brokerage fees paid in connection with the purchase and sale of Shares;
(iv) interest and other costs for borrowed money, including discounts, points and other similar fees;
(v) taxes and assessments on income or property and taxes as an expense of doing business;
(vi) costs associated with insurance required in connection with the business of the Company or by the Board;
(vii) expenses of managing and operating Assets owned by the Company, whether payable to an Affiliate of the Company or a non-affiliated Person;
(viii) all expenses in connection with payments to the Board for attendance at meetings of the Board and Stockholders;
(ix) expenses associated with Listing or with the issuance and distribution of Shares and other securities of the Company, such as Selling Commissions and fees, advertising expenses, taxes, legal and accounting fees, and Listing and registration fees;
(x) expenses connected with payments of Distributions in cash or otherwise made or caused to be made by the Company to the Stockholders;

(xi) expenses of organizing, reorganizing, liquidating or dissolving the Company or amending the Articles of Incorporation or the Bylaws;
(xii) expenses of any third party transfer agent for the Shares and of maintaining communications with Stockholders, including the cost of preparation, printing, and mailing annual reports and other Stockholder reports, proxy statements and other reports required by governmental entities;
(xiii) administrative service expenses, including all costs and expenses incurred by Advisor in fulfilling its duties hereunder. Such costs and expenses may include reasonable wages and salaries and other employee-related expenses of all employees of Advisor who are engage in the management, administration, operations, and marketing of the Company, including taxes, insurance and benefits relating to such employees, and legal, travel and other out-of-pocket expenses which are directly related to their services provided hereunder; and
(xiv) audit, accounting and legal fees.
     No reimbursement shall be made for costs of personnel of the Advisor or its Affiliates to the extent that such personnel perform services in connection with services for which the Advisor receives the Acquisition and Advisory Fee or the Real Estate Commission.
     (b) Expenses incurred by the Advisor on behalf of the Company and payable pursuant to this Section 3.02 shall be reimbursed no less than quarterly to the Advisor within 60 days after the end of each quarter. The Advisor shall prepare a statement documenting the expenses of the Company during each quarter, and shall deliver such statement to the Company within 45 days after the end of each quarter.
3.03 Other Services. Should the Board request that the Advisor or any director, officer or employee thereof render services for the Company other than set forth in Section 2.02, such services shall be separately compensated at such rates and in such amounts as are agreed by the Advisor and the Board, subject to the limitations contained in the Articles of Incorporation, and shall not be deemed to be services pursuant to the terms of this Agreement.
3.04 Reimbursement to the Advisor. The Company shall not reimburse the Advisor, at the end of any fiscal quarter, for any Operating Expenses to the extent that, in the four consecutive fiscal quarters then ended (the “Expense Year”) the Operating Expenses exceed (the “Excess Amount”) the greater of (i) 2% of Average Invested Assets or (ii) 25% of Net Income (the “2%/25% Guidelines”) for that period of four consecutive quarters unless the Independent Directors determine that such excess was justified, based on unusual and nonrecurring factors which the Independent Directors deem sufficient. If the Independent Directors do not approve such excess as being so justified, any Excess Amount paid to the Advisor during a fiscal quarter shall be repaid to the Company. If the Independent Directors determine such excess was justified, then within 60 days after the end of any fiscal quarter of the Company for which total reimbursed Operating Expenses for the Expense Year exceed the 2%/25% Guidelines, the Advisor, at the direction of the Independent Directors, shall cause such fact to be disclosed in the next quarterly report of the Company or in a separate writing and sent to the stockholders, together with an explanation of the factors the Independent Directors considered in determining that such excess expenses were justified. The Company will ensure that such determination will be reflected in the minutes of the meetings of the Board. All figures used in the foregoing computation shall be determined in accordance with generally accepted accounting principles applied on a consistent basis.

ARTICLE IV
TERM AND TERMINATION
4.01 Term; Renewal. Subject to Section 4.02 hereof, this Agreement has a one-year term and shall continue in force until the first anniversary of the date hereof. Thereafter, this Agreement may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties. It is the Board’s Duty to evaluate the performance of the Advisor annually before renewing the Agreement, and each such renewal shall be for a term of no more than one year.
4.02 Termination. This Agreement will automatically terminate upon Listing. This Agreement also may be terminated at the option of either party (i) immediately upon a Change of Control or (ii) upon 60 days written notice without cause or penalty (in either case, if termination is by the Company, then such termination shall be upon the approval of a majority of the Independent Directors). Notwithstanding the foregoing, the provisions of this Agreement which provide for payment to the Advisor of expenses, fees or other compensation following the date of termination (i.e., Sections 3.01(e) and 4.03) shall continue in full force and effect until all amounts payable thereunder to the Advisor are paid in full. The provisions of Sections 2.05, 2.06 and 4.03 through 6.11 shall survive the termination of this Agreement.
4.03 Payments to and Duties of Advisor upon Termination.
     (a) After the Termination Date, the Advisor shall not be entitled to compensation for further services hereunder except it shall be entitled to and receive from the Company within 30 days after the effective date of such termination all unpaid reimbursements of expenses, subject to the provisions of Section 3.04 hereof, and all contingent liabilities related to fees payable to the Advisor prior to termination of this Agreement, provided that the Subordinated Incentive Listing Fee, if any, shall be paid in accordance with the provisions of Section 3.01(e).
     (b) Upon termination, unless such termination is by the Company because of a material breach of this Agreement by the Advisor or occurs upon a Change of Control, the Advisor shall be entitled to receive a payment of the Performance Fee equal to 15.0% of the amount, if any, by which (i) the Appraised Value of the Assets on the Termination Date, less the amount of all indebtedness secured by the Assets, plus the total Distributions paid to Stockholders from the Company’s inception through the Termination Date, exceeds (ii) Invested Capital plus an amount equal to the Stockholders’ 8.0% Return from inception through the Termination Date. The Company shall pay such Performance Fee, with interest, at such time as the Company completes the first Sale after the Termination Date. Payment shall be made from the Net Sales Proceeds of such Sale. Interest will accrue beginning on the Termination Date at a rate deemed fair and reasonable by the Board on the Termination Date. The Company shall have the option to pay such fee in the form of cash, Shares, a promissory note, or any combination of the foregoing. If the Net Sales Proceeds from the first Sale after the Termination Date are insufficient to pay the Performance Fee in full, plus accrued interest, then the Performance Fee shall be paid in part with such Net Sales Proceeds, and in part from the Net Sales Proceeds from the next successive Sales until the Performance Fee is paid in full, with interest. If the Performance Fee has not been paid in full within five years from the Termination Date, then the Advisor, its successors or assigns, may elect to convert the balance of the fee, including accrued but unpaid interest, into Shares at a price per Share equal to the average closing price of the Shares over the ten trading days immediately preceding the date of such election if the Shares are Listed at such time. If the Shares are not Listed at such time, the Advisor, its successors or assigns, may elect to convert the balance of the fee, including accrued but unpaid interest, into Shares at a price per Share equal to the fair market value for the Shares as determined by the Board based upon the Appraised Value of the Assets on the date of election.

     (c) Notwithstanding the foregoing, if termination occurs upon a Change of Control, the Advisor shall be entitled to payment of the Performance Fee equal to 15.0% of the amount, if any, by which (i) the value of the Assets on the Termination Date as determined in good faith by the Board, including a majority of the Independent Directors, based upon such factors as the consideration paid in connection with the Change of Control and the most recent Appraised Value, less the amount of all indebtedness secured by the Assets, plus the total Distributions paid to Stockholders from the Company’s inception through the Termination Date, exceeds (ii) Invested Capital plus an amount equal to the Stockholders’ 8.0% Return from inception through the Termination Date. No deferral of payment of the Performance Fee may be made under this Section 4.03(c).
     (d) In the event that the Advisor disagrees with the valuation of Shares pursuant to Section 4.03(b) where the Shares are not Listed for purposes of determining the number of Shares to be issued to the Advisor following the Advisor’s election to convert the balance of the Performance Fee owed to the Advisor, then the fair market value of such Shares shall be determined by an Independent Appraiser of equity value selected by the Advisor.
     (e) Notwithstanding sections 4.03 (b) and (c), in the event the Subordinated Incentive Listing Fee is paid to the Advisor following Listing, no Performance Fee will be paid to the Advisor.
     (f) The Advisor shall promptly upon termination:
(i) pay over to the Company all money collected and held for the account of the Company pursuant to this Agreement, after deducting any accrued compensation and reimbursement for its expenses to which it is then entitled;
(ii) deliver to the Board a full accounting, including a statement showing all payments collected by it and a statement of all money held by it, covering the period following the date of the last accounting furnished to the Board;
(iii) deliver to the Board all assets, including the Assets, and documents of the Company then in the custody of the Advisor; and
(iv) cooperate with, and take all reasonable actions requested by, the Company to provide an orderly management transition.
ARTICLE V
INDEMNIFICATION
5.01 (a) The Company shall indemnify and hold harmless the Advisor and its Affiliates, including their respective officers, directors, partners and employees, from all liability, claims, damages or losses arising in the performance of their duties hereunder, and related expenses, including reasonable attorneys’ fees, to the extent such liability, claims, damages or losses and related expenses are not fully reimbursed by insurance, subject to any limitations imposed by the laws of the State of Maryland, the Articles of Incorporation and the NASAA Guidelines under the Articles of Incorporation. The Company shall not indemnify or hold harmless the Advisor or its Affiliates, including their respective officers, directors, partners and employees, for any liability or loss suffered by the Advisor or its Affiliates, including their respective officers, directors, partners and employees, nor shall it provide that the Advisor or its Affiliates, including their respective officers, directors, partners and employees, be held harmless for any loss or liability suffered by the Company, unless all of the following conditions are met: (i) the Advisor or its Affiliates, including their respective officers, directors, partners and employees, have determined, in good faith, that the course of conduct which caused the loss or liability was in the best interests of the Company; (ii) the Advisor or its Affiliates, including their respective officers, directors, partners and employees, were acting on behalf of or performing services of the Company; (iii) such liability or loss was not the result of negligence or misconduct by the Advisor or its Affiliates, including their respective officers, directors, partners and employees; and (iv) such indemnification or agreement to hold harmless is recoverable only out of the Company’s net assets and not from Stockholders. Notwithstanding the foregoing, the Advisor and its Affiliates, including their respective officers, directors, partners and employees, shall not be indemnified by the Company for any losses, liability or expenses arising from or out of an alleged violation of federal or state securities laws by such party unless one or more of the following conditions are met: (i) there has been a successful adjudication on the merits of each count involving alleged securities law violations as to the particular indemnitee; (ii) such claims have been dismissed with prejudice on the merits by a court of competent jurisdiction as to the particular indemnitee; and (iii) a court of competent jurisdiction approves a settlement of the claims against a particular indemnitee and finds that indemnification of the settlement and the related costs should be made, and the court considering the request for indemnification has been advised of the position of the Securities and Exchange Commission and of the published position of any state securities regulatory authority in which securities of the Company were offered or sold as to indemnification for violations of securities laws.
     (b) The Articles of Incorporation provide that the advancement of Company funds to the Advisor or its Affiliates, including their respective officers, directors, partners and employees, for legal expenses and other costs incurred as a result of any legal action for which indemnification is being sought is permissible only if all of the following conditions are satisfied: (i) the legal action relates to acts or omissions with respect to the performance of duties or services on behalf of the Company; (ii) the legal action is initiated by a third-party who is not a Stockholder or the legal action is initiated by a Stockholder acting in his or her capacity as such and a court of competent jurisdiction specifically approves such advancement; (iii) the Advisor or its Affiliates, including their respective officers, directors, partners and employees, undertake to repay the advanced funds to the Company together with the applicable legal rate of interest thereon, in cases in which such Advisor or its Affiliates, including their respective officers, directors, partners and employees, are found not to be entitled to indemnification.
     (c) Notwithstanding the provisions of this Section 5.01, the Advisor shall not be entitled to indemnification or be held harmless pursuant to this Section 5.01 for any activity which the Advisor shall be required to indemnify or hold harmless the Company pursuant to Section 5.02.
5.02 Indemnification by Advisor. The Advisor shall indemnify and hold harmless the Company from contract or other liability, claims, damages, taxes or losses and related expenses including attorneys’ fees, to the extent that (i) such liability, claims, damages, taxes or losses and related expenses are not fully reimbursed by insurance and (ii) are incurred by reason of the Advisor’s bad faith, fraud, misfeasance, misconduct, negligence or reckless disregard of its duties. The Advisor shall not be held responsible for any action of the Board in following or declining to follow any advice or recommendation given by the Advisor.
ARTICLE VI
MISCELLANEOUS
6.01 Assignment to an Affiliate. This Agreement may be assigned by the Advisor to an Affiliate of the Advisor with the approval of a majority of the Board (including a majority of the Independent Directors). The Advisor may assign any rights to receive fees or other payments under this Agreement without obtaining the approval of the Board. This Agreement shall not be assigned by the Company without the consent of the Advisor, except in the case of an assignment by the Company to a corporation or other organization which is a successor to all of the assets, rights and obligations of the Company, in which case such successor organization shall be bound hereunder and by the terms of said assignment in the same manner as the Company is bound by this Agreement. This Agreement shall be binding on successors to the Company resulting from a Change of Control or sale of all or substantially all the assets of the Company or the Partnership, and shall likewise be binding upon any successor to the Advisor.
6.02 Relationship of Advisor and Company. The Company and the Advisor are not partners or joint venturers with each other, and nothing in this Agreement shall be construed to make them such partners or joint venturers or impose any liability as such on either of them.
6.03 Notices. Any notice, report or other communication required or permitted to be given hereunder shall be in writing unless some other method of giving such notice, report or other communication is required by the Articles of Incorporation, the Bylaws, or accepted by the party to whom it is given, and shall be given by being delivered by hand or by overnight mail or other overnight delivery service to the addresses set forth herein:

To the Directors and to the Company:	Cole Credit Property Trust III, Inc.
2555 E. Camelback Road, Suite 400
Phoenix, Arizona 85016
Attention: Chief Executive Officer and President

To the Advisor:	Cole REIT Advisors III, LLC
2555 E. Camelback Road, Suite 400
Phoenix, Arizona 85016
Attention: President
Either party shall, as soon as reasonably practicable, give notice in writing to the other party of a change in its address for the purposes of this Section 6.03.
6.04 Modification. This Agreement shall not be changed, modified, or amended, in whole or in part, except by an instrument in writing signed by both parties hereto, or their respective successors or assignees.
6.05 Severability. The provisions of this Agreement are independent of and severable from each other, and no provision shall be affected or rendered invalid or unenforceable by virtue of the fact that for any reason any other or others of them may be invalid or unenforceable in whole or in part.
6.06 Choice of Law; Venue. The provisions of this Agreement shall be construed and interpreted in accordance with the laws of the State of Arizona, and venue for any action brought with respect to any claims arising out of this Agreement shall be brought exclusively in Maricopa County, Arizona.
6.07 Entire Agreement. This Agreement contains the entire agreement and understanding among the parties hereto with respect to the subject matter hereof, and supersedes all prior and contemporaneous agreements, understandings, inducements and conditions, express or implied, oral or written, of any nature whatsoever with respect to the subject matter hereof. The express terms hereof control and supersede any course of performance and/or usage of the trade inconsistent with any of the terms hereof. This Agreement may not be modified or amended other than by an agreement in writing signed by each of the parties hereto.

6.08 Waiver. Neither the failure nor any delay on the part of a party to exercise any right, remedy, power or privilege under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, power or privilege preclude any other or further exercise of the same or of any other right, remedy, power or privilege, nor shall any waiver of any right, remedy, power or privilege with respect to any occurrence be construed as a waiver of such right, remedy, power or privilege with respect to any other occurrence. No waiver shall be effective unless it is in writing and is signed by the party asserted to have granted such waiver.
6.09 Gender; Number. Words used herein regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context requires.
6.10 Headings. The titles and headings of sections and subsections contained in this Agreement are for convenience only, and they neither form a part of this Agreement nor are they to be used in the construction or interpretation hereof.
6.11 Execution in Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original as against any party whose signature appears thereon, and all of which shall together constitute one and the same instrument. This Agreement shall become binding when the counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as the signatories.
6.12 Initial Investment. The Advisor or one of its Affiliates has contributed $200,000 (the “Initial Investment”) in exchange for the initial issuance of Shares of the Company. The Advisor or its Affiliates may not sell any of the Shares purchased with the Initial Investment while the Advisor acts in an advisory capacity to the Company. The restrictions included above shall not apply to any Shares acquired by the Advisor or its Affiliates other than the Shares acquired through the Initial Investment. Neither the Advisor nor its Affiliates shall vote any Shares they now own, or hereafter acquires, in any vote for the election of Directors or any vote regarding the approval or termination of any contract with the Advisor or any of its Affiliates.
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     IN WITNESS WHEREOF, the parties hereto have executed this Amended and Restated Advisory Agreement as of the date and year first above written.

COLE CREDIT PROPERTY TRUST III, INC.
By:
Christopher H. Cole
Chief Executive Officer and President

COLE CREDIT PROPERTY TRUST III ADVISORS, LLC
By:
Marc T. Nemer
President